SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2002

REPUBLIC BANCORP INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-15734 (Commission File No.)	38-2604669 (IRS Employer Identification No.)

1070 East Main Street, Owosso, Michigan 48867
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (989) 725-7337

(Former name or former address, if changed since last report)

Item 9. Regulation F-D Disclosure

     On September 20, 2002, Dana M. Cluckey, Republic Bancorp’s President and Chief Executive Officer, and Thomas F. Menacher, Executive Vice President, Treasurer and Chief Financial Officer, made a presentation at the 2002 RBC Capital Markets Financial Institutions Conference on Martha’s Vineyard in Massachusetts. The slide presentation is attached as Exhibit A to this Item 9.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC BANCORP INC.

Date: September 20, 2002	By:	/s/ Thomas F. Menacher

		Name:	Thomas F. Menacher
		Its:	Executive Vice President, Treasurer and Chief Financial Officer

RBC Capital Markets Financial Institutions Conference

Forward Looking Statements Statements contained in this presentation which are not historical facts are forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the Company's filings with the Securities and Exchange Commission.

Republic Bancorp Profile 3rd largest bank holding company in Michigan One of the Top 100 banks in the U.S. $4.4 billion in assets 96 bank and mortgage offices in MI, OH & IN Headquartered in Ann Arbor, Michigan $700 million market capitalization -1-

Michigan Indiana Ohio 96 offices 102 ATMs -2-

Financial Highlights* 1997 2001 Total assets (millions) Earnings per share $0.59 $0.95 Return on equity 15.09% 17.25% Net interest margin 3.16% 3.31% Efficiency ratio 80.92% 56.17% * Core, as reported -3- $1,873 $4,741

Contribution to Income by Business Line '97 '98 '99 '00 '01 Mortgage 26.21 43.18 15.68 5.28 17.88 Commercial & Retail 73.79 56.82 84.32 94.72 82.12 -4- Mortgage Commercial & Retail

Well Positioned Organization Focused, proven business strategies Performance-driven employees Conservative credit culture -5-

Focused Business Strategies Grow commercial real estate, SBA & home equity loans Expand mortgage banking franchise in Bank's footprint Grow core deposits and cross-sell customers through relationship banking -6-

Commercial Banking 95% secured by real estate Serving strong commercial markets in metro Detroit, Cleveland and Indianapolis #1 SBA lender in Michigan for 8th straight year Cross sell opportunities for deposit and cash management products -7-

Retail Banking Focus on relationship development through personalized banking Establish core deposit relationship Cross-sell home equity loans -8-

Mortgage Banking Top ten retail mortgage lender in Midwest Sell all mortgage servicing rights - Minimal mortgage servicing portfolio Mortgage loan originators in retail branches Significant cross-sell opportunities for home equity loans and deposit products -9-

Cross Selling Results Mortgage to Retail New Core New Consumer Deposits Loans 2001 $13.3 Million $49.0 Million June , 2002 YTD $10.6 Million $50.5 Million -10-

Performance - Driven Employees All employees are shareholders - 21% of the company is owned by employees and directors 50% of compensation is based on company and individual performance - "Pay for Performance" Recognition and rewards for top performers Fortune's "100 Best Places to Work in America" -11-

Performance - Driven Employees Experienced Management Team Position Years Banking Experience Chairman of the Board 34 Chief Executive Officer 20 Chief Financial Officer 25 Chief Credit Officer/CEO of Republic Bank 29 President of Commercial Banking 20 President and Retail Banking 16 President of Mortgage Banking 21 Accountable business line management incentified for division and cross division results -12-

Conservative Credit Culture Consistent strategy Real estate secured lender In-market focus (bank footprint) Same Chief Credit Officer since 1986 Committee approval process -13-

Loan Portfolio Commercial All Others Residential Home Equity Loans East 0.39 0.07 0.43 0.11 Residential real estate mortgages 43% Commercial real estate loans 39% $3.55 billion at June 30, 2002 Home equity loans 11% -14- All others 7%

Sound Asset Quality 90 91 92 93 94 95 96 97 98 99 RBI 0.0019 0.0029 0.0024 0.0006 0.002 0.0006 0.0004 0.0009 0.0009 0.0017 0.0013 0.0019 Peers 0.0066 0.0095 0.0065 0.0054 0.0025 0.0027 0.0029 0.0035 0.0036 0.003 0.0026 0.0042 Peer Group ($1-5B Assets) Net Loan Charge-Offs to Average Loans Republic Bancorp -15- 00 01

2nd Quarter Financial Highlights 2Q'01 2Q'02 % Change Earnings per share $0.25 $0.27 8% Return on equity (%) 18.23 18.12 - Net interest margin (%) 3.30 3.53 7% Efficiency ratio (%) 60.00 48.00 (20%) Risk Based Capital (%) 11.38 13.78 21% -16-

Loan Closings YTD YTD ($ in millions) 6/30/01 6/30/02 % Change Commercial $ 277 $ 311 12% Consumer 187 234 25% Mortgage 1,889 1,379 (27%) -17-

Core Deposit Growth ($ in millions) 12/31/01 6/30/02 Non-interest bearing $ 245 $ 240 - NOW & Savings 974 1,024 5% Core Deposits $1,219 $1,264 4% -18- % Change

3rd Quarter Update Strong mortgage closings expected of over $1 billion. Growing loans held for sale balance should offset mortgage portfolio run-off. Net interest margin expected to trend down slightly due to BOLI investment and redemption of D&N Capital Trust Preferred. Delinquency trends expected to be stable for mortgage and consumer loans. Commercial loan delinquencies trending higher. Core deposit growth of 2% - 4% expected. -19-

Strong Trading and Market Coverage Average monthly volume of 3 million shares 35 Market Makers - Including research coverage from: Fahnestock & Co. Inc. - Buy Stifel, Nicolaus & Company - Buy Cohen Brothers & Company - Buy RBC Capital - Sector Perform Howe Barnes - Market Out Perform A.G. Edwards - Market Perform 53 million shares outstanding held by over 20,000 shareholders -20-

Attractive Stock Value ROE P/E RBNC 18.12% 12.4 Top 75-100 Banks 15.97% 15.8 -21-

Creating Value Focused business plan Performance driven employees Conservative credit profile Attractive stock valuation Strong earnings momentum -22-